EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Eagle Pacific Industries, Inc. on Form S-8 relating to the 1997 Stock Option Plan of our report dated March 9, 1999, appearing in the Annual Report on Form 10-K of Eagle Pacific Industries, Inc. for the year ended December 31, 1999.





/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
April 10, 2000